EXHIBIT 10.4.1
FORM
Fauquier Bankshares, Inc.
Incentive Stock Option Agreement
     THIS AGREEMENT is between Fauquier Bankshares, Inc. (the “Company”) and                      (the “Optionee”), and is dated as of                     , 2009 (the “Date of Grant”).
     The Company hereby grants the Optionee an option to purchase shares of the common stock of the Company, subject to the terms and conditions of this Agreement.
     The grant of this option is made pursuant to the Fauquier Bankshares, Inc. 2009 Stock Incentive Plan (the “Plan”), a copy of which has been provided to the Optionee, receipt of which is hereby acknowledged. The terms of the Plan are incorporated into this Agreement by reference. In the case of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Any term used in this Agreement that is defined in the Plan shall have the same meaning given to that term in the Plan.
     1. Grant of Option. The Company grants the Optionee an Incentive Stock Option (the “Option”) to purchase from the Company ___shares of Company Stock at $___per share (the “Exercise Price”). The Exercise Price is not less than 100% of the Fair Market Value per share of the Company Stock on the Date of Grant. The Option is intended to be a stock option that receives special tax treatment under Section 422 of the Internal Revenue Code (the “Code”).
     2. Entitlement to Exercise Option.
          (a) The Optionee will become vested in and entitled to exercise the Option as follows:

Total Number or
	Number or	Percentage Vested
Vesting Date	Percentage of Shares	Shares

     This vesting schedule shall accelerate and the Option shall become fully exercisable upon a Change in Control, death, Disability or Retirement.

          (b) Except as otherwise stated in this paragraph, the Option may be exercised to the extent it is vested only while the Optionee is employed by the Company.
     (i) If the Optionee retires or ceases to be employed by the Company for any reason other than his or her death or Disability (as defined in the Plan) and at a time when all or a portion of this Option was vested and exercisable pursuant to paragraph (a) above, the Optionee may exercise any or all of his vested Option within three months after he or she terminates employment.
     (ii) If the Optionee terminates employment because of a Disability (as defined in the Plan), he or she may exercise any or all of a portion of the vested Option (determined as of the Optionee’s termination date) within one year after the Disability termination date.
     (iii) If the Optionee dies while he or she is employed by the Company or within three months after he or she terminates employment because of a Disability, the Optionee’s beneficiary may exercise this Option within one year after the Optionee’s death, but only to the extent the Option was vested and exercisable immediately before the Optionee’s death.
     (iv) If the Optionee’s employment is terminated by the Company for Cause (as defined in the Plan), this Option will expire immediately (with respect to both vested and unvested shares) as of the date of the misconduct, as determined by the Committee.
          (c) In no event may this Option be exercised after                     , 2019. [10 years from date of grant]
     3. Method of Exercise and Payment.
          (a) The Optionee may exercise his Option by delivering a written notice to the Company in the form attached as Exhibit A. The exercise date will be (i) in the case of notice by mail, the date of postmark; or (ii) if delivered in person, the date of delivery. The notice must be signed and state the number of shares the Optionee has elected to purchase. The Optionee may exercise the Option in whole or in part, but only with respect to whole shares of Company Stock.
          (b) The exercise notice must be accompanied by payment of the Exercise Price in full by cash (which shall include payment by check, bank draft or money order payable to the Company) or by delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and any applicable withholding taxes. Instead of paying cash, the Optionee may substitute shares of the Company’s common stock that he or she previously acquired (and has owned for at least six months) for all or part of the cash payment. Shares of Company Stock used as payment will be valued at their Fair Market Value on the date of exercise.

     4. Nontransferability. This Option is not transferable by the Optionee other than by will or by the laws of descent and distribution.
     5. Notice of Early Disposition. By signing this Agreement, the Optionee agrees to give the Company prompt written notice of a sale or disposition of Option shares (i) within two years from the date on which the Option was granted, or (ii) within one year from the date on which the Option shares were transferred to the Optionee. If the Optionee fails to give the Company prompt written notice, he or she will be liable to the Company for any loss of deduction, any penalty imposed, and any other financial loss incurred by the Company as a result of his or her failure to give prompt notice.
     6. Adjustments. If the number of outstanding shares of Company Stock is increased or decreased as a result of a subdivision or consolidation of shares, the payment of a stock dividend, stock split, or any other change in the capitalization effective without receipt of consideration by the Company, the number of unexercised Option shares and the Exercise price shall be appropriately adjusted by the Company, whose determination shall be binding, however, to the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Company pursuant to this Section 6 to an outstanding Option shall be made so that both: (i) the aggregate intrinsic value of an Option immediately after the adjustment is not greater than or less than the Option’s aggregate intrinsic value before the adjustment, and (ii) the ratio of the Exercise Price per share to the market value per share is not reduced.
     7. Employment Rights. Neither the Plan nor this Agreement confers upon the Optionee any right to continue as an employee of the Company or limits in any respect the right of the Company to terminate the Optionee’s employment.
     8. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.
     9. Acceptance of Option. This Agreement deals only with the Option the Optionee has been granted and not its exercise. The Optionee’s acceptance of the Option places no obligation or commitment on the Optionee to exercise the Option. By signing below, the Optionee indicates acceptance of the Option and his or her agreement to the terms and conditions set forth in this Agreement, which, together with the terms of the Plan, shall become the Company’s Stock Option Agreement with the Optionee. The Optionee also acknowledges receipt of a copy of the Plan and agrees to all of the terms and conditions of the Plan. This Agreement will not be effective until it is signed and returned.
     10. Entire Agreement, Amendment. This Agreement constitutes the entire agreement between the Optionee and the Company with respect to the Option shares and shall be binding upon Optionee’s legatees, distributees, and personal representatives and the successors of the Company. This Agreement may only be amended by a writing signed by both the Optionee and the Company.

Fauquier Bankshares, Inc.

By:

Its:

Date:

[OPTIONEE NAME]

Signature:

Date:

Exhibit A
Notice Of Exercise Of Stock Option
To Purchase Common Stock Of Fauquier Bankshares, Inc.

Name:
Address:

Date:

Fauquier Bankshares, Inc.
Attention: Chairman
     Re: Exercise of Incentive Stock Option
Gentlemen:
     Subject to acceptance by Fauquier Bankshares, Inc. (the “Company”) pursuant to the provisions of the Fauquier Bankshares, Inc. 2009 Stock Incentive Plan, I hereby elect to exercise options granted to me to purchase ___shares of Company Stock (the “Stock”) under the Incentive Stock Option Agreement dated ___, 200___(the “Agreement”), at a price of $___ per share, for a total of $___(the “Exercise Price”).
     I shall pay for the Stock as follows:
☐	By cash, certified check, or bank cashier’s check, enclosed, for $ for the full Exercise Price, payable to Fauquier Bankshares, Inc.

☐	By delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and any applicable withholding taxes.

☐	By the enclosed certificate representing ___shares of Company Stock with a Fair Market Value equal to the Exercise Price ($ ___) that I have held for at least six months.
     As soon as the Stock Certificate is registered in my name, please deliver it to me at the above address.

     I represent and warrant to the Company that:
          (a) I am acquiring the Stock for my own account as principal for investment and not with a view to resale or distribution.
          (b) I am not acquiring the Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Stock but rather upon an independent examination and judgment as to the prospects of the Company. The Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means. I am able to bear the economic risks of the investment in the Stock, including the risk of a complete loss of my investment therein.
          (c) I recognize that purchase of the Stock involves a high degree of risk and have taken full cognizance of and understand such risk.
          (d) I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Stock is a speculative investment and that any possible profit therefrom is uncertain. I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information to date with respect to the Company which I have requested and have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the shares hereunder. I understand that the Company has relied on my representations as set forth in this Notice of Exercise in determining materiality for purposes of the disclosure obligations of the Company under federal and state securities laws.
          (e) I understand and agree that the Company shall withhold from payments made to me, or I shall remit to the Company, all amounts required to be withheld by the Company to satisfy federal and state tax withholding obligations with respect to the exercise of the Option.
          (f) I agree that my certificate(s) for the Stock will bear legends to reflect any restrictions set forth herein and in the Agreement. The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Stock of the Company issued to me pursuant to the Option. Acceptance by me of the certificate representing such Stock shall constitute a confirmation that all such agreements, representations, warranties and covenants made herein shall be true and correct at such time.
     I would like the Stock to be registered in the name(s) of                                                              as

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(specify individual, joint tenants, tenants by the entireties with right of survivorship as at common law, for the benefit of, or other legal designation).

Very truly yours,

AGREED TO AND ACCEPTED:
Fauquier Bankshares, Inc.

By:

Its:

Number of Shares
Exercised:

Number of Shares
Remaining:

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